Exhibit 99.1

For Immediate Release

BMC Software Announces Stockholder Approval of Merger Agreement With Investor Group

Reaches Agreement in Principle to Settle Stockholder Litigation With Additional Payment to Stockholders

HOUSTON – July 24, 2013 – BMC Software (NASDAQ: BMC) (“BMC” or “the Company”) today announced that, in accordance with the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2013, by and among the Company, Boxer Parent Company Inc., a Delaware corporation (“Parent”), and Boxer Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, the Company’s stockholders overwhelmingly voted to approve all of the stockholder proposals required for the proposed merger of Merger Sub with and into the Company, providing for merger consideration of $46.25 per share. Parent was formed by affiliates of investment funds advised by Bain Capital, LLC, Golden Gate Private Equity, Inc., Insight Venture Management, LLC, and a company affiliated with GIC Special Investments Pte Ltd (collectively, “Buyer Group”). “We are excited to achieve the next milestone in this process and are pleased with the outcome of today’s vote,” said Bob Beauchamp, chairman and chief executive officer at BMC. “We thank our stockholders for their support and look forward to completing the remaining steps required to close the transaction. We believe this transaction will provide compelling opportunities for the future of BMC, and for our employees and customers around the world.”

In addition to the receipt of stockholder approval of the Merger Agreement, the Board of Directors of the Company has provided its consent (the “Company Consent”) to a rollover contribution by Elliott Associates, L.P. (“Elliott”), a current stockholder of the Company, to Parent of approximately $137 million (the “Elliott Rollover”) at a price which represents a premium to the investment price paid by the members of the Buyer Group. In connection with the Company Consent, Parent, Merger Sub and the Company entered into Amendment No. 1 to the Merger Agreement (the “Amendment”). The Amendment provides that the Company has the right to revoke the Company Consent and terminate Elliott’s rights and obligations to the Company with respect to the Elliott Rollover, in the event the Elliott Rollover (1) will or would reasonably be expected to result in a non-de minimis delay of the consummation of the transactions contemplated by the Merger Agreement, (2) will have or would reasonably be expected to have an adverse impact on the ability of the Company to secure the approval of the Merger Agreement by the Company’s stockholders, or (3) in the event the equity commitment letter entered into by Elliott in connection with the Elliott Rollover is terminated under certain specified circumstances.

Concurrent with the negotiation of the Elliott Rollover, the parties to the consolidated stockholder litigation commenced in connection with Parent’s proposed acquisition of BMC have reached an agreement in principle (the “Agreement”) to provide for the settlement of all claims related to such litigation. The Agreement provides for, among other things, a stay of all proceedings in such litigation, and releases for all defendants and their agents, from all claims arising from or in connection with such litigation. Under the Agreement, promptly following approval of the settlement by the Delaware Chancery Court, but no sooner than the closing of the transaction, $12.4 million in cash (the “Payment”) will be distributed pro rata to all holders of

BMC common stock and equity awards as of the closing. The Company will use funds taken from the proceeds of the Elliott Rollover to fund all of the Payment. Elliott will waive its right to participate in such payment, such that the entire Payment will be distributed to the other equity holders of the Company. The Agreement is subject to entering into a Memorandum of Understanding and other final documentation, approval by the Delaware Chancery Court, consummation of the proposed acquisition of the Company, and completion of the Elliott Rollover.

Business Runs on IT. IT Runs on BMC Software.

More than 20,000 IT organizations – from the Global 100 to the smallest businesses – in over 120 countries rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. With the industry’s broadest choice of leading IT management solutions, including the award-winning Cloud Management and MyIT offerings, BMC helps customers cut costs, reduce risk and achieve business objectives. For the four fiscal quarters ended March 31, 2013, BMC revenue was $2.2 billion. www.bmc.com

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain any required regulatory approval or the failure to satisfy any closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2013 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

BMC Software:

Mark Stouse, 281-468-1608

Global Communications

mark_stouse@bmc.com

Derrick Vializ, 713-918-1805

Investor Relations

derrick_vializ@bmc.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Nicholas Lamplough

212-355-4449

abrimmer@joelefrank.com

nlamplough@joelefrank.com

or

For Bain Capital:

Stanton Public Relations & Marketing

Alex Stanton/Charlyn Lusk

212-780-0701

AStanton@stantonprm.com

CLusk@stantonprm.com

or

For Golden Gate Capital:

Sard Verbinnen & Co

Paul Kranhold/Jenny Gore, 415-618-8750

Nathaniel Garnick, 212-687-8080

or

For GIC:

Ms. Mah Lay Choon

Senior Vice President, Corporate Affairs & Communications

Tel: (65) 6889 6841

H/P: (65) 9838 9425

mahlaychoon@gic.com.sg

or

For Insight Venture Management, LLC:

GF Bunting PR

David Satterfield, 408-802-6767